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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                           --------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): June 23, 2005

                           --------------------------

                              GENIUS PRODUCTS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                           --------------------------

           DELAWARE                       0-27915                33-0852923
(State or Other Jurisdiction of   (Commission File Number)    (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                          740 LOMAS SANTA FE, SUITE 210
                         SOLANA BEACH, CALIFORNIA 92075
               (Address of Principal Executive Offices) (Zip Code)

                                 (858) 793-8840
                         (Registrant's telephone number,
                              including area code)


          (Former Name or Former Address, if Changed Since Last Report)

                           --------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         Employment Agreement for New Chief Financial Officer
         ----------------------------------------------------

         On June 23, 2005, Genius Products, Inc. (the "Company") and Shawn Howie entered into an employment agreement dated June 14, 2005 (the "CFO Employment Agreement"), pursuant to which Mr. Howie has agreed to serve as an Executive Vice President and the Chief Financial Officer of the Company.

         Mr. Howie is employed by the Company at-will and his employment may be terminated by the Company at any time. Mr. Howie's annual salary during his employment under the CFO Employment Agreement is $225,000. In addition, Mr. Howie was granted options to purchase 900,000 shares of the Company's common stock with an exercise price of $1.95 per share. The options shall vest in equal annual installments of 180,000 shares beginning on the first anniversary of Mr. Howie's hire date. The CFO Employment Agreement also calls for the Company to pay to Mr. Howie, at its sole discretion, a year-end performance bonus consistent with the bonus plan of the Company's Chief Executive Officer.

         Under the CFO Employment Agreement, if the Company terminates Mr. Howie without cause (as defined in the CFO Employment Agreement), Mr. Howie is entitled to receive a severance payment equal to his compensation for a six month period plus all accrued but unpaid salary and vacation time.

         Employment Agreement for New General Counsel
         --------------------------------------------

         On June 23, 2005, the Company and Michel Urich entered into an employment agreement (the "GC Employment Agreement"), pursuant to which Mr. Urich has agreed to serve as General Counsel of the Company.

         Mr. Urich is employed by the Company at-will and his employment may be terminated by the Company at any time. Mr. Urich's annual salary during his employment under the GC Employment Agreement is $150,000. In addition, Mr. Urich was granted options to purchase 150,000 shares of the Company's common stock with an exercise price of $1.95 per share. The options shall vest in equal annual installments of 50,000 shares beginning on the first anniversary of Mr. Urich's hire date. The GC Employment Agreement also calls for the Company to pay to Mr. Urich, at its sole discretion, a year-end performance bonus.

         Under the GC Employment Agreement, if the Company terminates Mr. Urich without cause (as defined in the GC Employment Agreement), Mr. Urich is entitled to receive a severance payment equal to his compensation for a twelve month period plus all accrued but unpaid salary and vacation time.



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         The definitive agreements described above are furnished as exhibits to this Report and incorporated by reference herein. The preceding descriptions of these agreements is summary in nature and do not purport to be complete. This summary should be read in connection with the exhibits hereto. A copy of the press release announcing the employment of Mr. Howie as Chief Financial Officer is also attached as an exhibit hereto.


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         (c) Effective June 23, 2005, Shawn Howie became Chief Financial Officer of the Company. The material terms of Mr. Howie's employment agreement are disclosed in Item 1.01 of this Report on Form 8-K.

         Prior to his employment with the Company, Mr. Howie served as the Chief Financial Officer of Movielink, LLC from 2002-2005, of Wolfgang Puck Worldwide from 2001-2002 and of Direct Marketing Connections from 2000-2001. Prior to that, he served as Vice President, Corporate Finance at KB Home and Vice President, Controller and Chief Financial Officer of Irvine Apartment Communities, and served over 12 years as a Certified Public Accountant with Ernst & Young. He also serves on the Board of Regents at California Lutheran University and is Chairman of its audit committee.


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

         EXHIBIT           DESCRIPTION
         -------           -----------

         99.1              Employment Agreement between Genius Products, Inc.
                           and Shawn Howie dated June 14, 2005.

         99.2              Employment Agreement between Genius Products, Inc.
                           and Michel Urich dated June 23, 2005.

         99.3 Press release announcing the employment of Shawn Howie as Chief Financial Officer.



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SIGNATURES
----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                GENIUS PRODUCTS, INC.


Date:  June 29, 2005                            By:  /s/ Trevor Drinkwater
                                                   -----------------------------
                                                    Trevor Drinkwater
                                                    Chief Executive Officer



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                                INDEX TO EXHIBITS


         EXHIBIT           DESCRIPTION
         -------           -----------

         99.1              Employment Agreement between Genius Products, Inc.
                           and Shawn Howie dated June 14, 2005.

         99.2              Employment Agreement between Genius Products, Inc.
                           and Michel Urich dated June 23, 2005.

         99.3 Press release announcing the employment of Shawn Howie as Chief Financial Officer.